UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2008

BOIS d'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	90-0261379
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On January 30, 2008 Bois d'Arc Energy, Inc. ("Bois d'Arc" or the "Company") promoted Greg T. Martin, 46, to the position of Chief Operating Officer.  Mr. Martin originally joined Bois d'Arc Offshore in July 1998.  Mr. Martin is a graduate of Pennsylvania State University and was employed by Amerada Hess and Newfield Exploration prior to joining Bois d'Arc.  Mr. Martin received a salary increase commensurate with his new position but there were no other changes made to his existing compensation arrangements as a result of this organizational change.  The Company also announced that Mr. James P. Perkins has been promoted to Vice President of Land and Ms. Sandra L. Bench has been appointed as the Company's Controller.  The press release announcing these organizational changes is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: January 31, 2008	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary